Exhibit 10.56

July 29, 2009

Meenu Chhabra

President and Chief Executive Officer

Allozyne, Inc.

1600 Fairview Ave. E, Suite 300

Seattle, WA 98102

Re:	Waiver of Milestone Events to Cause the Second Closing of the Sale of Series B-2 Convertible Preferred Stock

Dear Ms. Chhabra:

Reference is hereby made to that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of October 22, 2007, as amended by the First Amendment to the Series B Convertible Preferred Stock Purchase Agreement dated March 31, 2009, as amended by the Second Amendment to the Series B Convertible Preferred Stock Purchase Agreement dated June 25, 2009 (collectively, the “Purchase Agreement”) by and among Allozyne, Inc. (the “Company”) and each of the Purchasers named therein. All capitalized but undefined terms used herein shall have the same meanings ascribed to them in the Purchase Agreement.

In connection with Sections 1.3, 4(b)(iii) and 5(b)(iii) of the Purchase Agreement, the undersigned hereby waive the requirement of achievement of the Milestone Events by the Company prior to the sale of the Milestone Shares and elect to cause the Second Closing. This letter confirms that the sale and purchase of the Milestone Shares under the Purchase Agreement shall take place upon July 29, 2009, or such other date as may be agreed upon by the Company and Purchasers, at a Second Closing Purchase Price of $1.00 per share of Company Series B-2 Preferred Stock. The respective number of Milestone Shares and the total purchase price applicable to each Purchaser are as set forth on Exhibit A attached hereto. The total purchase price applicable to each Purchaser includes the conversion of the principal and accrued interest thereon of certain convertible promissory notes (the “Notes”) issued pursuant to that certain Convertible Promissory Note and Warrant Purchase Agreement dated June 25, 2009 by and among the Company and each of the Purchasers named therein (the “Note Purchase Agreement”). These Notes and the warrants to purchase Company Common Stock (the “Warrants”) issuable upon the conversion of the Notes and each respective Purchasers participation in this Second Closing, as provided for in the Note Purchase Agreement, are as set forth on Exhibit A.

Each undersigned Purchaser, here by represents and warrants to the Company, severally and not jointly, that each of the representations and warranties set forth in Section 3 of the Purchase Agreement are true and correct in all material respects as of this Second Closing.

Such Second Closing shall constitute the entire allocable share of Series B-2 Preferred Stock that each undersigned Purchaser is required to purchase in order to: avoid any conversion contemplated by 1.3(c) of the Purchase Agreement or the Special Mandatory Conversion under Sections 5A and 5B of the Company’s Amended and Restated Certificate of Incorporation, as amended; avoid the loss of any rights to designate certain members of the Company’s Board of Directors as provided for in Section 1.2 of the Amended and Restated Stockholders Agreement dated October 22, 2007 by and among the Company and each of the Investors named therein; and secure the issuance of the warrants to purchase shares of the Company’s Common Stock as provided for in Section 1.03 of the Note Purchase Agreement.

The undersigned constitute a Majority Interest of the Shares, and such waiver shall be binding against all Purchasers. By countersigning below the Company and each of the Purchasers agree to and hereby acknowledge (a) the waiver of the right to achieve the Milestone Events or cause any other Second Closing as contemplated in Section 1.3 of the Purchase Agreement, (b) the sale of the Company’s Series B-2 Preferred Stock to the Purchasers at a Series B-2 Original Issue Price and Series B-2 Conversion Price (each as defined in the Company’s Amended and Restated Certificate of Incorporation) of $1.00 per share, (c) the waiver of the Milestone Events by a Majority Interest of the Purchasers as provided for in Sections 4(b)(iii) and 5(b)(iii) of the Purchase Agreement, (d) the purchase and sale of the shares of Company Series B-2 Preferred Stock as provided for in Exhibit A constituting each respective Purchaser’s entire Second Closing obligation as may be required by Section 1.3 of the Purchase Agreement, (e) the amendment to the Purchase Agreement hereby to effect the foregoing. Except as amended hereby, all other provisions of the Purchase Agreement shall remain in full force and effect.

The undersigned acknowledge that Cooley Godward Kronish LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by the Second Closing under the Purchase Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The undersigned hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has and will represent solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Financing. Notwithstanding the foregoing, this paragraph (including the acknowledgments and informed consent contained herein) does not apply to Amgen Ventures, LLC.

This letter may be signed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

[Signature pages follow]

2

EXHIBIT A

Second Closing Date: July 29, 2009

Name and Contact Information of Purchaser	Convertible Promissory Note Principal	Convertible Promissory Note Interest	Aggregate Second Closing Purchase Price	Shares of Series B-2 Preferred Stock Issued at Second Closing	Warrant Issued at Second Closing for Shares of Common	Warrant Purchase Price	Aggregate Second Closing and Warrant Purchase Wire Amount

Alexandria Equities, LLC 385 East Colorado Boulevard Suite 299| Pasadena, CA 91101 Fax: (626) 578-0770 Attn: Joel Marcus Email: jmareus@labspace.com investments@labspace.com	$151,710.00	$872.85	$607.712.00	607,712	37,927	$151.71	$455,280.86

Amgen Ventures LLC One Amgen Center Drive Thousand Oaks, CA 91320-1799 Attention: Stuart Mackey Managing Director (M/S 28/5) Email: smackey@amgen.com Facsimile: (805) 499-6151	$507,015.00	$1,833.58	$2,029,893.00	2,029,893	126,753	$507.02	$1,521.551.44

ARCH Venture Fund V, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631 Fax: (773) 380-6606 Attn: Steve Gillis Mark McDonnell Email: sgillis@archventure.com mmcdonnell@archventure.com	$305,379.25	$1,756.97	$1,223.273.00	1,223,273	76,344	$305.38	$916,442.16

ARCH V Entrepreneurs Fund, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631 Fax: (773) 380-6606 Attn: Steve Gillis Mark McDonnell Email: sgillis@archventure.com mmcdonnell@archventure.com	$2,057.50	$11.83	$8,241.00	8,241	514	$2.06	$6,173.73

A-1

ARCH Venture Fund VL L.P. 8725 W. Higgins Road Suite 290 Chicago, 1L 60631 Fax: (773) 380-6606 Attn: Steve Gillis Mark McDonnell Email: sgillis@arehventure.com mmcdonnell@archventure.eom	$357,500.00	$2,056.84	$1,432,056.00	1.432,056	89.375	$357.50	$1,072,856.66

MPM BioVentures III, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$56.608.25	$325.69	$226.758.00	226,758	14.152	$56.61	$169,880.67

MPM BioVentures III-QP, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$841,913.75	$4,843.88	$3,372,498.00	3,372,498	210,478	$841.92	$2,526,582.29

MPM BioVentures III GmbH & Co. Beteiligungs KG The John Hancock Tower 200 Clarendon Street. 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmctz@mpmcapital.com	$71,152.00	$409.36	$285,017.00	285,017	17,788	$71.16	$213,526.80

MPM BioVentures III Parallel Fund. L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	$25,426.75	$146.29	$101,853.00	101,853	6,356	$25.43	$76,305.39

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Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com

MPM Asset Management Investors 2003 BVIII LLC The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiorc@mpmcapital.com msteinmetz@mpmcapital.com	$16,300.75	$93.78	$65,296.00	65,296	4,075	$16.31	$48,917.78

OVP Venture Partners VI, L.P. c/o OVP Venture Partners 1010 Market Street Kirkland, WA 98033 Attn: Bill Funcannon Fax: (425) 889-0152 Email: funcannon@ovp.com waite@ovp.com	$660,282.19	$3,798.88	$2,644.927.00	2,644,927	165,070	$660.29	$1,981,506.22

OVP VI Entrepreneurs Fund, L.P. c/o OVP Venture Partners 1010 Market Street Kirkland, WA 98033 Attn: Bill Funcannon Fax: (425) 889-0152 Email: funcannon@ovp.com waite@ovp.com	$4.654.56	$26.77	$18,644.00	18,644	1,163	$4.66	$13,967.33

Total:	$3.000,000.00	$16.176.72	$12,016,168.00	12.016.168	749,995	$3,000.05	$9,002,991.33

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